Exhibit 10.6
GUARANTY

THIS GUARANTY, dated as of July 15, 2008 (the “Guaranty”), is made by GREAT PLAINS ENERGY INCORPORATED, a Delaware limited liability company (together with its successors and permitted assigns, the “Guarantor”), in favor of Union Bank of California, N.A., acting in its capacity as successor trustee under the Indenture (as defined below) and the holders of the Notes (as defined below).

Pursuant to the Indenture, dated as of November 1, 1990 (as amended, modified or supplemented from time to time, the “Indenture”) executed by and between Aquila, Inc. (the “Issuer”) and Union Bank of California, N.A., in its capacity as successor trustee (the “Trustee”), the Issuer has issued its 8.27% Senior Notes due 2021 in the aggregate principal amount of $131,750,000 (the “Notes”).  Pursuant to an Agreement and Plan of Merger dated as of February 6, 2007, by and among the Guarantor, Issuer, Black Hills Corporation and Gregory Acquisition Corp. (the “Merger Agreement”), the Issuer has agreed to be acquired by the Guarantor.  The transaction will be consummated by merging Gregory Acquisition Corp. with and into the Issuer (the “Merger”), with the Issuer continuing as the surviving corporation.  Upon completion of the Merger, the Issuer will become a wholly-owned subsidiary of the Guarantor, and the Guarantor is willing to execute and deliver this Agreement.  The Guarantor has agreed to execute and deliver this Guaranty in order to guarantee the payment and performance of the obligations of the Issuer under the Notes and the Indenture.

ARTICLE I

DEFINITIONS

SECTION 1.01.      Indenture.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture.

SECTION 1.02.      Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Guaranty.

“Guarantor” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guaranty Parties” means, collectively, the Issuer and the Guarantor.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Obligations”  has the meaning set forth in Section 2.1.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any agency or political subdivision thereof or other entity.

ARTICLE II

GUARANTY

SECTION 2.01.       Guaranty.  The Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee under the Indenture or any other agreement with or for the benefit of the Holder or the Trustee, all in accordance with the terms hereof and thereof (collectively, the “Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to the terms of the Indenture or the Notes, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately.  The Guarantor waives presentment to, demand of payment from and protest to the Issuer of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.       Guaranty of Payment.  The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any other Lender to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Trustee in favor of the Issuer or any other Person.

SECTION 2.03.       No Limitations.  (a)  Except for termination of the Guarantor’s obligations hereunder as expressly provided in Section 4.08, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, or otherwise.  Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Trustee or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of the Indenture, the Notes or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Indenture, the Notes or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security from the Issuer or any other Person for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations, including pursuant to Sections 401 and 403 of the Indenture).

(b)         To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Issuer or the unenforceability of the Obligations, or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer, other than the payment in full in cash of all the Obligations.

SECTION 2.04.       Reinstatement.  The Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded or must otherwise be restored by the Trustee or any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

SECTION 2.05.       Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Trustee or any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid in cash the amount of such unpaid Obligation.  Upon payment by the Guarantor of any sums as provided above, all rights of the Guarantor against the Issuer arising as a result thereof by way of right of subrogation, contribution, indemnity or otherwise shall in all respects be subject to Article III.

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 3.01.        Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantor may have under applicable law (but subject to Section 3.02), the Issuer agrees that in the event a payment of an obligation shall be made by the Guarantor under this Agreement, the Issuer shall indemnify the Guarantor for the full amount of such payment and the Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02.        Subordination.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantor under Section 3.01 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of the Issuer or the Guarantor to make the payments required by Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations hereunder, and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.       Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Indenture.  All communications and notices hereunder to the Guarantor shall be given to it in care of the Issuer as provided in the Indenture.

SECTION 4.02.        Waivers; Amendment.  (a)  No failure or delay by the Trustee or any Holder in exercising any right or power hereunder or under the Indenture or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Trustee and the Holders hereunder and under the Indenture or the Notes are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Guaranty Party in any case shall entitle any Guaranty Party to any other or further notice or demand in similar or other circumstances.

(b)         Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Trustee and the Guaranty Party or Guaranty Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the Indenture.

SECTION 4.03.        Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

SECTION 4.04.        Counterparts; Several Agreement.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall inure to the benefit of the Guarantor, the Trustee and the Holders and their respective successors and assigns.

SECTION 4.05.         Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.06.          Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York.

SECTION 4.07.         Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.08.          Termination or Release.  (a)  This Agreement and the guaranty made herein shall terminate with respect to all Obligations when all the outstanding Obligations have been indefeasibly paid in full (including pursuant to Sections 401 and 403 of the Indenture).

(b)         In the event of a sale or other disposition of all or substantially all of the assets of the Issuer, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of the Issuer, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary or a parent of the Guarantor, then, unless otherwise expressly agreed to in writing by the Guarantor, the Guarantor automatically shall be released and relieved of any obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GREAT PLAINS ENERGY INCORPORATED

By:	/s/ Michael W. Cline
	Name:	Michael W. Cline
	Title:	Vice President - Investor
Relations and Treasurer

[Guaranty]

IN WITNESS WHEREOF, for the purposes of Section 3.01 and 4.02 only, the Issuer has executed this Agreement as of the date first written above.

AQUILA, INC.

By:	/s/ Michael W. Cline
	Name:	Michael W. Cline
	Title:	Treasurer

[Guaranty]